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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-105398 of Georgia Gulf Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of Georgia Gulf Corporation Savings and Capital Growth Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 25, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM